Exhibit 99.1

News Announcement	For Immediate Release

MISONIX RECEIVES U.S. FDA CLEARANCE FOR NEXUS, ITS
REVOLUTIONARY INTEGRATED ULTRASONIC SURGICAL PLATFORM

FARMINGDALE, N.Y., (June 3, 2019) – Misonix, Inc. (Nasdaq: MSON) (“Misonix” or the “Company”), a provider of minimally invasive therapeutic ultrasonic medical devices that enhance clinical outcomes, today announced that it received 510(k) clearance by the U.S. Food and Drug Administration (FDA) for Nexus, its revolutionary ultrasonic surgical platform. Misonix will commence the commercialization of the Nexus platform in the United States in July.

Nexus is a next-generation integrated ultrasonic surgical platform that combines all the features of Misonix’s existing solutions, including BoneScalpel, SonicOne and Sonastar, into a single fully integrated platform that will also serve to power future solutions. The Nexus platform is driven by a new proprietary digital algorithm that results in more power, efficiency and control. Nexus uniquely incorporates RF capabilities, allowing for use in general surgery procedures. The device also incorporates Smart Technology that allows for easier setup and use.

Physicians will be able to utilize Nexus’ increased power to improve tissue resection rates, in concert with its proprietary digital algorithm to perform more efficient bone removal procedures. In addition, Nexus’ ease of use will enable physicians to fully leverage Nexus’ impressive capabilities via its digital touchscreen display and smart system setup.

Stavros Vizirgianakis, President and Chief Executive Officer of Misonix, commented, “We are very pleased to have achieved this critical approval, marking a significant milestone for Misonix and the culmination of years of hard work. Nexus is a powerful, highly integrated and easy-to-use system that will benefit both healthcare providers and patients by incorporating the latest advances in ultrasonic technology allowing for increased efficiency and efficacy, and thus improved outcomes. It is truly a transformational product.

“The overwhelmingly positive feedback we have received from the surgeon community since first unveiling Nexus reinforces our confidence in its potential to serve as a significant growth engine for Misonix. Nexus is a key component of our strategy to increase our presence in the neuro, spine, ortho, wound and general surgery markets. Nexus provides us with a unique opportunity to leverage our robust consignment business model, further drive the sale of consumables competitively, and extend our ability to cross-sell into multiple physician specialties. The commercialization of Nexus will expand the utilization of ultrasonic surgical applications as we continue to strategically invest in our products to become the standard of care in operating rooms and hospital outpatient departments.”

Forward Looking Statements

This communication contains forward-looking statements, which address a variety of subjects including, for example, our expected timeline of commercialization of the Nexus platform. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements include, but are not limited to, the risk that our launch of Nexus may not occur on the timeline we expect. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Misonix’s filings with the SEC, including the risk factors contained in Misonix’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

About Misonix, Inc.

Misonix, Inc. (NASDAQ: MSON) designs, manufactures and markets ultrasonic medical devices for the precise removal of hard and soft tissue, including bone removal, wound debridement and ultrasonic aspiration. Misonix is focused on leveraging its proprietary ultrasonic technology to become the standard of care in operating rooms and clinics around the world. Misonix’s proprietary ultrasonic medical devices are used in a growing number of medical procedures, including spine surgery, neurosurgery, orthopedic surgery, cosmetic surgery, laparoscopic surgery, and other surgical and medical applications. At Misonix, Better Matters to us. That is why throughout the Company’s history, Misonix has maintained its commitment to medical technology innovation and the development of ultrasonic surgical products that radically improve patient outcomes. Additional information is available on the Company’s web site at www.misonix.com.

Contact:	Norberto Aja, Jennifer Neuman
Joe Dwyer	JCIR
Chief Financial Officer	212-835-8500 or mson@jcir.com
Misonix, Inc.
631-927-9113

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